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                                                                    EXHIBIT 99.1

               VALUECLICK (NASDAQ: VCLK) REPORTS ESTIMATED THIRD
                                QUARTER REVENUE

September 22, 2000 - - Westlake Village, CA - - ValueClick, Inc. (Nasdaq: VCLK), the leading pay-for-performance online advertising network, today announced its revenue estimate for the third quarter ending September 30, 2000. In addition, ValueClick's Board of Directors has approved a $10 million stock repurchase plan.

Based on the results of the quarter to date, the Company estimates revenue for the third quarter of 2000 will be between $9.5-10 million, with a strong outlook for the fourth quarter of 2000. In a quarter of soft advertising spending overall, the Company has upheld consistently high margins by maintaining pricing structure and effectively managing costs. At the same time, ValueClick was able to aggressively expand globally and introduce a number of technological advances, including DoubleClick's DART( technology that enhances advertisers' targeting capabilities.

"We experienced a dip in Internet advertising expenditures, which has been consistent with market performance of our competitors over the past two quarters. As a result, we took steps to improve margins and implement new technologies that will enhance our offerings to advertisers and publishers," said James Zarley, Chairman and CEO. "As many industry analyst firms project continued growth in the online advertising sector, we believe the Company is uniquely positioned to help those advertisers reach users through ValueClick's performance-based network of more than 14,000 sites."

About ValueClick

ValueClick is the leading global provider of performance-based Internet advertising solutions for advertisers and Web publishers. For marketers seeking measurable results, ValueClick is the Internet advertising provider that delivers the best value for the ad dollar through a combination of performance-based pricing, advanced targeting capabilities and rigorous network quality control. For website publishers of all sizes, ValueClick offers the ability to create reliable new revenue opportunities from their inventory. As a leading aggregator of this inventory, ValueClick provides advertisers, direct marketers and e-commerce companies with the most cost-effective method for attracting targeted, high-quality customers. According to Media Metrix, ValueClick reaches over 30 percent of the U.S. Internet population and delivers over 40 million ads daily across a network of over 14,000 Web sites in the U.S., as well as in 20 countries worldwide. With a proven track record of providing consistent value to its partners, ValueClick is among the e-commerce community's leading advertising networks. For more information about ValueClick, visit the corporate Web site at www.valueclick.com.
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Safe Harbor Statement:

This release contains forward-looking statements that involve risks and uncertainties. ValueClick urges caution in considering the trends and revenue estimates disclosed above. ValueClick undertakes no obligation to update information disclosed above regarding trends or targets for the fourth quarter of 2000 other than in its periodic filings under Forms 10-K, 10-Q, and 8-K with the Securities and Exchange Commission. ValueClick further undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

ValueClick's actual results may differ materially from the results predicted in this press release and reported results should not be considered an indication of future performance. Important factors which could cause actual results to differ materially from those in the forward-looking statements are detailed under "Risk Factors" and elsewhere in filings with the Securities and Exchange Commission made from time to time by ValueClick, including its Registration Statement on Form S-1 declared effective on March 30, 2000 and its filings under Form 10-Q made during 2000.

Investor Relations contact:            Press contact:
Susan Franco, (818)575-4523            Jenny Connorton, (212)827-3762
sfranco@valueclick.com                 jconnorton@mww.com
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